   THIS CERTIFICATE IS TRANSFERABLE IN                         CUSIP 31430F 50 7
ATLANTA, GEORGIA AND NEW YORK, NEW YORK.

                                   [CERTIFICATE]

                                                               DEPOSITARY SHARES

                                                   EACH REPRESENTING 1/100 OF AN
                                                       8% SERIES C CUMULATIVE
                                                    REDEEMABLE PREFERRED SHARE

                             DEPOSITARY RECEIPT FOR
                              DEPOSITARY SHARES OF
                        FELCOR LODGING TRUST INCORPORATED
                            (a Maryland corporation)

      THE UNDERSIGNED DEPOSITARY (THE "DEPOSITARY"), HEREBY CERTIFIES THAT

      IS THE REGISTERED OWNER OF

                        DEPOSITARY SHARES                                [SEAL]

DEPOSITARY SHARES ("DEPOSITARY SHARES"), each Depositary Share representing 1/100 of one share of 8% Series C Cumulative Redeemable Preferred Stock, $0.01 par value per share (the "Shares"), of FelCor Lodging Trust Incorporated, a Maryland corporation (the "Company"), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement dated as of April 7, 2005 (the "Deposit Agreement"), among the Company, the Depositary and the holders from time to time of Receipts for Depositary Shares. By accepting this Receipt, the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if a Registrar in respect of the Receipts (other than the Depositary) shall have been appointed, by the manual signature of a duly authorized officer of such Registrar.

DATED _____________________

              SUNTRUST BANK                             /s/ Lawrence D. Robinson
                                                        -----------------------
              (Atlanta, Georgia)      as Depositary     SECRETARY

By ________________________
                                                        /s/ [ILLIGIBLE]
                                                        -----------------------
                                 Authorized Signatory   PRESIDENT AND CHIEF
                                                        EXECUTIVE OFFICER

AMERICAN BANK NOTE COMPANY                           PRODUCTION COORDINATOR TODD
    711 ARMSTRONG LANE                                 DEROSSETT: 931-490-1720
                                                       PROOF OF APRIL 4, 2005


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                       FELCOR LODGING TRUST INCORPORATED

      The Depositary Shares evidenced by this Depositary Receipt are subject to restrictions on ownership and transfer for the purpose of maintaining the Company's status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). No Person may at any time (i) Beneficially Own or Constructively Own shares of any class of Depositary Shares in excess of 9.9% (or such other percentage as may be determined by the Board of Directors of the Company) of the total number of Depositary Shares of such class outstanding as of such time; (ii) Beneficially Own Depositary Shares that would result in the Company being "closely held" under Section 856(h) of the Code; or
(iii) Constructively Own Depositary Shares that would result in the Company Constructively Owning 10% or more of the ownership interests in any tenant or subtenant of the Company's real property (including the real property held by FelCor Lodging Limited Partnership and any other partnership in which the Company owns an interest), within the meaning of Section 856(d)(2)(B) of the Code. Any Person who attempts to Beneficially Own or Constructively Own Depositary Shares in excess of the above limitations must immediately notify the Company in writing. If the restrictions above are violated, the Depositary Shares evidenced by this Depositary Receipt will be transferred automatically and by operation of law to a Trust and shall be designated Shares-in-Trust. All capitalized terms in this legend have the meanings assigned to them in the Deposit Agreement, as the same may be amended from time to time. The Depositary Shares evidenced by this Depositary Receipt are subject to all of the provisions of the Deposit Agreement and the Charter and Bylaws of the Company, each as amended from time to time, to all of which the holder, by acceptance hereof, assents.

      The Company will furnish to any stockholder, upon request and without charge, a copy of its Charter and Bylaws, and all amendments thereto, setting forth the restrictions on transfer and a statement of (i) the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class which the Company is authorized to issue,
(ii) the differences in the relative rights and preferences between the shares of each series of each class of the stock which the Company is authorized to issue to the extent they have been set by the Board of Directors and (iii) the authority of the Board of Directors to set the relative rights and preferences of subsequent series of stock of the Company. Request for such statement may be directed to the Secretary of the Company.

      THE COMPANY WILL FURNISH, UPON REQUEST AND WITHOUT CHARGE, TO EACH REGISTERED HOLDER OF DEPOSITARY RECEIPTS A COPY OF THE DEPOSIT AGREEMENT AND A COPY OF THE ARTICLES SUPPLEMENTARY WITH RESPECT TO THE 8% SERIES C CUMULATIVE REDEEMABLE PREFERRED STOCK OF THE COMPANY. ANY SUCH REQUEST SHALL BE ADDRESSED TO THE DEPOSITARY NAMED ON THE FACE OF THIS DEPOSITARY RECEIPT.

      The following abbreviations when used in the instructions on the face of this receipt shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenants in common       UNIF GIFT MIN ACT- _______ Custodian_______
TEN ENT - as tenants by the                              (Cust)          (Minor)
          entireties                                    Under Uniform Gifts to
JT TEN  - as joint tenants with                         Minors
          right of survivorship                         Act ____________________
          and not as tenants                                      (State)
          in common

    Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

For value received,_______________hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE
______________________________________
________________________________________________________________________________

________________________________________________________________________________
              PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING
                          POSTAL ZIP CODE OF ASSIGNEE

________________________________________________________________________________

_______________________________________________________________Depositary Shares
represented by the within Receipt, and do hereby irrevocably constitute and appoint

________________________________________________________________________Attorney
to transfer the said Depositary Shares on the books of the within named Depositary with full power of substitution in the premises.

      Dated: _________________________

NOTICE: The signature to the assignment must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatever.

AMERICAN BANK NOTE COMPANY            PRODUCTION COORDINATOR: TODD DEROSSETT:
    711 ARMSTRONG LANE                             931-490-1720
 COLUMBIA, TENNESSEE 38401                    PROOF OF APRIL 1, 2005
      (931) 388-3003                         FELCOR LODGING TRUST INC.
                                                   TSB 19333 BACK

                                          OPERATOR:                 TERESA

/ ETHER 19 / LIVE JOBS / F / FELCOR                     NEW
/ 19333 BACK

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